SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 18, 1998

                         TRIANGLE IMAGING GROUP, INC.,
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    FLORIDA                         2-96392-A                    59-2493183
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(STATE OR OTHER                    (COMMISSION                  (IRS EMPLOYER
JURISDICTION OF                    FILE NUMBER)              IDENTIFICATION NO.)
  FORMATION)

               4400 WEST SAMPLE ROAD, COCONUT CREEK, FLORIDA       33073
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 968-2080
                                                           --------------

                   -----------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

                   -----------------------------------------

ITEM 1.  CHANGE OF CONTROL

As of December 23, 1998, stockholders holding a majority of the shares of common stock outstanding of Triangle Imaging Group, Inc. (the "Company") voted in favor of a new board of directors consisting of J. Alan Lindauer, Charles Winslow and Harold Fischer, the Company's President. As a result, Messrs. Vito Bellezza, Peter Bellezza and Franz Fideli are no longer members of the Board of Directors and Mr. Winslow is serving as the Company's interim Chairman of the Board. Following the election of the Company's directors, Mr. Bellezza's suspension as the Company's Chief Executive Officer was continued until the special counsel has completed its investigation. See "Item 5 - Other Events" below.

ITEM 5.  OTHER EVENTS

On November 18, 1998, the Board of Directors of the Company convened a meeting with all six members of the Board attending. Information was presented concerning certain alleged activities of Vito Bellezza, the Company's Chief Executive Officer and Chairman of the Board. The members of the Board of Directors adopted certain resolutions which, among other things, established a Special Committee of the Board to investigate certain transactions in the Company's common stock which may have involved Mr. Bellezza. In addition, Mr. Bellezza agreed to take a two week vacation commencing immediately during which period of time the Special Committee (and special counsel engaged by the Special Committee) could conduct a prompt and thorough investigation of the alleged transactions.

On December 1, 1998, the Special Committee convened a meeting with all three members of the Committee in attendance. The Committee unanimously resolved to temporarily suspend Mr. Bellezza as Chief Executive Officer and Chairman of the Board of the Company until such time that Mr. Bellezza provides testimony to the Special Committee (and its counsel) and provides the Special Committee with certain requested documents.

On December 3, 1998, the Special Committee convened a meeting with all three members of the Committee in attendance. In response to Mr. Bellezza's refusal
(i) to acknowledge the authority of the Special Committee, and (ii) to respect and honor the temporary suspension of his duties of Chief Executive Officer and Chairman of the Board, the Special Committee unanimously resolved to engage counsel to petition a court of competent jurisdiction to enforce the temporary suspension of Mr. Bellezza.

On December 17, 1998, certain stockholders filed an Amended Complaint with the Circuit Court of the 17th Judicial Circuit in Broward County, Florida against he Company, Vito Bellezza, Judith Bellezza, Franz Fideli and Peter Bellezza asserting a stockholder derivative action with respect to the allegations involving Mr. Bellezza. On December 21, 1998, the Court entered an Order requiring that the parties agreed to jointly select a new special counsel by December 24, 1998 to investigate the allegations involving Mr. Bellezza. To date, such counsel has not been selected and the Court has been asked to assign new special counsel. A hearing has been scheduled for January 14, 1999 for the appointment of a new special counsel.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                         TRIANGLE IMAGING GROUP, INC.



                                          By:  /s/ HAROLD S. FISCHER
                                             -----------------------------------
                                                   Harold S. Fischer
                                                   President


Dated:  January 8, 1999